Exhibit 99.1

Vermillion, Inc. Appoints Nancy Cocozza to its Board of Directors

Seasoned managed care leader with 30+ years

of managed health experience

AUSTIN, Texas — August 21, 2018 — Vermillion, Inc. (NASDAQ: VRML), a bioanalytical-based women’s health company focused on gynecologic disease, today announced the appointment of Nancy G. Cocozza to its Board of Directors.  Ms. Cocozza joins the Board effective August 17, 2018, and brings the Board composition to six members.

“We warmly welcome Nancy to our Board,” said Valerie Palmieri, President and CEO of Vermillion.  “Nancy will be a tremendous asset to us, as she brings over three decades of managed care leadership and reimbursement experience. Her insights and perspective will prove invaluable as Vermillion launches new offerings to expand its women’s health product line. In addition, women now represent half of our board; truly a milestone for our women’s health company!”

Ms. Cocozza stated, “I am excited to join Vermillion’s Board of Directors as the Company leads the efforts in creating a new standard of care in ovarian cancer and women’s health.  I look forward to contributing to the Company’s success in a big way.”

Ms. Nancy Cocozza recently retired in June 2018 from the position of President of the Medicare Business for Aetna, where she was responsible for Aetna’s Medicare strategy, growth and operating results; she led a team that, at the time of her retirement, served more than 4 million Medicare members nationwide through a robust portfolio of Medicare Advantage plans, Medicare prescription drug plans and Medicare Supplement plans.  Prior to Aetna, Ms. Cocozza was Executive Vice President at HealthMarkets, an individual market health insurance provider, where she led the Medicare division.  She also led the government insurance programs at Coventry Health Care.  Ms. Cocozza began her career at Aetna, where she spent 16 years building and leading various commercial managed care operations.  Ms. Cocozza holds a B.S. degree in accounting from Philadelphia University.

About Vermillion, Inc.

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve gynecologic health outcomes for women. Vermillion, along with its prestigious scientific collaborators, discovers, develops, and delivers innovative diagnostic and technology tools that help women with serious diseases. The company's initial in vitro diagnostic test, OVA1® (MIA), was the first FDA cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, and represented a new class of software-based liquid biopsy in vitro diagnostics. In March 2016, Vermillion received FDA clearance for Overa™, a Multivariate Index Assay 2nd Generation (MIA2G) test with significantly improved specificity and ease of use. Vermillion’s tests are intended to characterize and stage disease, and to help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, or to assist in monitoring response to therapy.

Forward-Looking Statement

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties.  All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Vermillion’s commercialization plans and the results thereof.  Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties inherent in Vermillion’s business, including those described in the section entitled “Risk Factors” in Vermillion’s Annual Report on Form 10-K for the year ended December 31, 2017.  The events and circumstances reflected in Vermillion’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.  Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

Tel: 617-535-7742

arr@lifesciadvisors.com